UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 17, 2022

PTC Inc.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	0-18059	04-2866152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 Seaport Boulevard, Boston, Massachusetts	02210
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (781) 370-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value per share	PTC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Share Purchase Agreement

On November 17, 2022 (the “Agreement Date”), PTC Inc., a Massachusetts corporation (“PTC”), entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with ServiceMax JV, LP, a Delaware limited partnership (the “Seller”), and ServiceMax, Inc., a Delaware corporation (“ServiceMax”). The Share Purchase Agreement provides that, upon the terms and subject to the conditions set forth in the Share Purchase Agreement, the Seller agrees to sell, and PTC agrees to purchase, all of the outstanding equity securities of ServiceMax (the “Acquisition”). ServiceMax is a privately held SaaS company that enables OEMs, operators and service providers to improve the productivity of their asset-centric service operations

Subject to the terms and conditions of the Share Purchase Agreement, PTC has agreed to pay the Seller and the holders of certain vested ServiceMax restricted stock units and incentive equity (collectively, the “Selling Security Holders”) an aggregate of $1,458,000,000 in cash consideration to be paid in two installments, with (i) $808,000,000 payable at the closing of the Acquisition (the “Closing Consideration”) and (ii) $650,000,000 payable, without interest and not subject to contingencies, on October 2, 2023. The Closing Consideration will be subject to adjustments for escrows, working capital, indebtedness, cash and transaction expenses as set forth in the Share Purchase Agreement. PTC expects to fund the Acquisition with cash on hand, borrowings under its existing credit facility, and additional financing as described below.

Subject to the terms and conditions of the Share Purchase Agreement, PTC has agreed to issue to certain continuing employees of ServiceMax restricted stock units of PTC (“PTC RSUs”) under PTC’s 2000 Equity Incentive Plan having a value approximately equal to the value of those continuing employees’ unvested incentive equity. The number of PTC RSUs being issued will be determined based on a 30-calendar day VWAP of PTC’s common stock ending on the last trading day prior to the closing of the Acquisition.

Consummation of the Acquisition is subject to the satisfaction or waiver of specified closing conditions, including (a) the accuracy of each party’s representations and warranties (subject to customary materiality and material adverse effect qualifiers), (b) each party’s material compliance with its agreements and covenants contained in the Share Purchase Agreement, (c) the waiting period under the Hart-Scott-Rodino antitrust law having expired, and (d) the absence of any injunction or other order being in effect that prohibits the consummation of the Acquisition. The parties expect that the Acquisition will close early in the second quarter of PTC’s 2023 fiscal year.

The Share Purchase Agreement includes customary representations, warranties and covenants of PTC, Seller, and ServiceMax. ServiceMax has agreed not to solicit, initiate or facilitate proposals regarding an alternative transaction and to certain restrictions on its ability to respond to any such proposals. PTC has agreed to use reasonable best efforts to obtain approval of the proposed transactions under applicable antitrust laws, as more fully set forth in and subject to the terms and conditions of the Share Purchase Agreement. The parties to the Share Purchase Agreement are also entitled to an injunction or injunctions to prevent breaches of the Share Purchase Agreement, and to enforce specifically the terms of the Share Purchase Agreement. Furthermore, to induce PTC to enter into the Share Purchase Agreement, the Chief Executive Officer of ServiceMax has executed and delivered a noncompetition agreement to PTC, and the controlling equityholder of Seller has executed and delivered a support agreement to PTC.

The Share Purchase Agreement provides for limited termination rights, including, among others, by the mutual consent of PTC and ServiceMax; upon certain breaches of representations, warranties, covenants, or agreements; and in the event the Acquisition has not been consummated before March 1, 2023.

The foregoing summary of the principal terms of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full copy of the Share Purchase Agreement filed as Exhibit 1.1 hereto and incorporated herein by reference. This summary and the copy of the Share Purchase Agreement are intended to provide information regarding the terms of the Share Purchase Agreement and are not intended to modify or supplement any factual disclosures about PTC or ServiceMax in public reports filed with the SEC. In particular, the Share Purchase Agreement and this summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to any party to the Share Purchase Agreement. The Share Purchase Agreement includes representations, warranties and covenants of PTC, Seller and ServiceMax made solely for the benefit of the parties to the Share Purchase Agreement. The assertions embodied in those representations and warranties were made solely for purposes of the Share Purchase Agreement among PTC, Seller and ServiceMax and may be subject to important qualifications and limitations agreed to by PTC, Seller and ServiceMax in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to PTC’s filings with the Securities and Exchange Commission (“SEC”) or may have been used for purposes of allocating risk among PTC, Seller and ServiceMax rather than establishing matters as facts. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of PTC, Seller and ServiceMax or any of their respective subsidiaries or affiliates.

Commitment Letter, Engagement Letter and Potential Refinancing of Credit Facilities

In connection with the Acquisition, on November 17. 2022, PTC entered into a commitment letter (the “Commitment Letter”) with JPMorgan Chase Bank, N.A. (“JPMorgan”), BofA Securities, Inc. (“BofA Securities”), Bank of America, N.A. (“BANA”, and together with BofA Securities, “BofA”), The Huntington National Bank (“HNB”), TD Securities (USA) LLC (“TD Securities”) and The Toronto-Dominion Bank, New York Branch (“TD Bank New York”, and together with TD Securities, “TD Bank”; and TD Bank, together with BofA, HNB and JPMorgan, collectively, the “Commitment Parties”), and, pursuant to which the Commitment Parties are committing to (a) use commercially reasonable efforts to obtain the consent of the Required Lenders (as defined in PTC’s Third Amended and Restated Credit Agreement dated as of February 13, 2020, as amended (the “Existing Credit Agreement”)) (the “Required Consent”) to enter into an amendment to the Existing Credit Agreement (the “Specified Amendment”) pursuant to which (i) Section 5.08 of the Existing Credit Agreement would be amended to permit payment of the deferred purchase price consideration that will be incurred in connection with the Acquisition and (ii) Section 2.20 thereof shall be amended to permit borrowings by PTC from the Commitment Parties in an aggregate principal amount of $500,000,000 under a 364-day senior secured delayed draw term loan facility (the “Term Loan Facility”) as an Incremental Term Loan (as defined in the Existing Credit Agreement), and (b) if the Required Consent is not obtained, either: (i) at the request of PTC, and if accepted by the Commitment Parties, within thirty (30) days of the date of the Commitment Letter, acquire by assignment at par and pursuant to customary documentation, sufficient loans and/or commitments of non-consenting lenders under the Existing Credit Agreement necessary to achieve Required Consent and enter into the Specified Amendment, or (ii) enter into a new credit facility with (A) a new revolving credit facility with commitments of $1.0 billion (the “Replacement Revolving Facility”) that will refinance and replace the revolving credit facility under the Existing Credit Agreement, and (B) the Term Loan Facility as a new term loan facility, in each case on the terms described in the Commitment Letter. The Commitment Parties’ obligations under the Commitment Letter are subject to certain customary conditions, including the consummation of the Acquisition in accordance with the terms and conditions of the Purchase Agreement.

The proceeds of the Term Loan Facility and Replacement Revolving Facility, if made, shall be applied (a) solely with respect to the Replacement Revolving Facility, if obtained, to refinance indebtedness of PTC under the Existing Credit Agreement, (b) to pay a portion of the purchase price in connection with the Acquisition, and (c) to pay the fees, costs and expenses incurred in connection with the Transactions.

In addition to the Commitment Letter, in connection with the Acquisition, on November 17. 2022, PTC entered into an additional commitment letter (the “Engagement Letter”) with JPMorgan, BofA, HNB and TD Bank, N.A (“TDNA”; and together with BofA, HNB and JPMorgan, collectively, the “Engagement Letter Commitment Parties”), pursuant to which the Engagement Letter Commitment Parties are committing to provide a provide a portion of a new $1,250,000 multicurrency revolving credit facility and $500,000 term loan facility (collectively the “New Credit Facilities”) on the terms described in the Engagement Letter and, subject to the terms and conditions set forth in the Engagement Letter, to serve as lead arrangers and use commercially reasonable efforts to assemble a syndicate of financial institutions to provide the remainder of the New Credit Facilities. The Engagement Letter Commitment Parties’ obligations under the Engagement Letter are subject to certain customary conditions, including the consummation of the Acquisition in accordance with the terms and conditions of the Purchase Agreement.

The proceeds of the New Credit Facilities, if made, shall be applied (a) pay a portion of the purchase price in connection with the Acquisition and the fees, costs and expenses incurred in connection with the Transactions, (b) to refinance certain existing indebtedness and (c) solely with respect to the revolving credit facility thereunder, to finance working capital needs of and for general corporate purposes in the ordinary course of business consistent with the Existing Credit Agreement, including permitted acquisitions and permitted capital distributions.

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure.

Operating and Financial Expectations

ServiceMax is expected to contribute approximately $160 million in ARR to PTC’s Q2’23 ARR, and is expected to be accretive to PTC’s FY’23 cash flow from operations, free cash flow, and adjusted free cash flow targets announced on November 2, 2022.

PTC also confirmed its standalone operating and financial guidance for its fiscal year ending September 30, 2023 (FY’23) announced on November 2, 2022, confirmed its free cash flow target range of $700 million to $750 million for its fiscal year ending September 30, 2024 (FY’24), and provided its operating and financial targets for its fiscal year ending September 30, 2025 (FY’25) of mid-teens constant currency ARR growth and a free cash flow range of $825 million to $875 million, inclusive of the acquisition of ServiceMax, Inc.

PTC management will provide additional information about the proposed acquisition and its operating and financial guidance and targets at its Investor Day virtual event on Thursday, November 17, 2022 from at 10:00 a.m. to 12:00 p.m. (ET), which can be accessed at www.ptc.com/for/investors.htm.

ARR represents the annualized value of our portfolio of active subscription software, cloud, SaaS, and support contracts as of the end of the reporting period. Free cash flow is cash flow from operations net of capital expenditures for the applicable period. Free cash flow is not a measure of cash available for discretionary expenditures.

Cautionary Note About Forward-Looking Statements and Future Results

This Form 8-K contains forward-looking statements about future events and expectations, including statements about the expected closing of the Acquisition, the sources of funds to be used to finance the Acquisition, the expected effect of the Acquisition on our FY’23 ARR and cash flows, and our future operating and financial expectations and targets. These statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including that antitrust approval under the Hart-Scott-Rodino Act may not be received when or as we expect; other closing conditions may not be satisfied when or as we expect or may be waived; the ServiceMax technology may not provide the access to customers and markets that we expect; we may be unable to integrate the acquired technology when or as we expect; key ServiceMax employees may not stay with PTC, which could disrupt the ServiceMax business and our ability to successfully integrate and operate the ServiceMax business; the macroeconomic and/or global manufacturing climates may not improve when or as we expect, or may deteriorate, due to, among other factors, the effects of the COVID-19 pandemic, including supply chain disruptions, increasing interest rates and inflation, volatile foreign exchange rates and the current strength of the U.S. dollar, and the effects of the Russia/Ukraine conflict, including the effect on energy supplies to Europe, which could cause customers to delay or reduce purchases of new software, reduce the number of subscriptions they carry, or delay payments to us, all of which would adversely affect ARR and our financial results, including cash flow; our businesses, including our SaaS businesses, may not expand and/or generate the revenue or ARR we expect if customers are slower to adopt our technologies than we expect or if they adopt competing technologies; our strategic initiatives and investments, including our accelerated investments in our transition to SaaS, may not deliver the results when or as we expect; and foreign exchange rates may differ materially from those we expect. In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including the geographic mix of our revenue, expenses, and profits, and tax laws. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

*1.1	Share Purchase Agreement dated as of November 17, 2022, by and among PTC Inc., ServiceMax JV, LP, and ServiceMax, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	All schedules to the Share Purchase Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Inc.

November 17, 2022	By:	/s/ Kristian Talvitie
Kristian Talvitie
Executive Vice President, Chief Financial Officer